Exhibit 24
POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that Edward Karasek whose signature appears below constitutes and appoints Michael Janssen and Jerry Weberling, or each of them, as the true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to prepare, execute and file, in connection with the undersigned's capacity as an officer and/or director of MAF Bancorp, Inc. (the Company"), any or all of the following forms:
(a) Form 3, 4 and 5 (including any amendments thereto) in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with all exhibits thereto, and other documents in connection therewith and file the same, with the Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers, Inc. ("NASD") or the Office of Thrift Supervision ("OTS"), and (b) Form 144 Notice under the Securities Act of 1933 and file the same with the SEC, NASD, or OTS. The undersigned grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

	The foregoing Power of Attorney shall be in effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934 or Rule 144 under the Securities Act of 1933.  This Power of Attorney has been duly signed by the following person in the capacity and on the date indicated.

/s/ Edward Karasek

 August 5,
, 2005
Edward Karasek